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                                                                      Exhibit 1


                                1,900,000 Shares

                                  Common Stock

                             UNDERWRITING AGREEMENT

                               November 13, 1996

SMITH BARNEY INC.
THE ROBINSON-HUMPHREY COMPANY, INC.
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

                  JDN REALTY CORPORATION, a Maryland corporation (the "Company"), proposes to issue and sell an aggregate of 1,900,000 shares (the "Firm Shares") of its common stock, $.01 par value per share (the "Common Stock"), to Smith Barney Inc. and The Robinson-Humphrey Company, Inc. (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 285,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

                  As used herein the term "Properties" refers to the properties listed on Schedule II hereto which represent all of the real property in which the following entities own an interest: the Company, JDN Development Company, Inc. ("JDN Development"), subsidiaries of the Company or JDN Development and joint ventures (including limited liability companies) in which any of the Company, JDN Development or any of their subsidiaries own an interest.

                  The Company wishes to confirm as follows its agreement with the Underwriters in connection with the several purchases of the Shares by the Underwriters.

                  1. Registration Statement and Prospectus. A registration statement on Form S-3 (File No. 33-91222) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. The Company is eligible to use Form S-3 for the registration of the Shares under the Act. Copies of such registration statement, including any amendments thereto, the prospectus and the exhibits, financial statements and schedules, as finally amended and revised, included or incorporated by reference therein, collectively herein referred to as the "Registration Statement," as well as copies


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of the preliminary prospectus supplement, if any, relating to the offering of the Shares, have heretofore been delivered by the Company to you. The Registration Statement has been declared effective by the Commission under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The prospectus constituting a part of the Registration Statement at the time the Registration Statement was declared effective by the Commission and the prospectus supplement relating to the offering of the Shares pursuant to Rule 415 of the Rules and Regulations (the "Prospectus Supplement"), including all documents incorporated by reference in the prospectus, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, are collectively referred to herein as the "Prospectus." Each preliminary prospectus supplement related to the offering of the Shares, if any, is herein referred to as a "Preliminary Prospectus Supplement." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Registration Statement or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) and prior to the termination of the offering of the Shares by the Underwriters. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto.

                  2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.46 per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

                  The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time-to-time prior to 9:00 P.M., New York City time, on the 30th day after the date of this Agreement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business date thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 285,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto (or such number or Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.


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                  3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

                  4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of any payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on November 19, 1996 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

                  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

                  Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

                  5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                           (a) If, at the time this Agreement is executed and
delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the post-effective amendment has become effective.

                           (b) The Company will advise you promptly and, if
requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period


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of time referred toin paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                           (c) The Company will furnish to you, without charge
(i) three copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) three copies of the exhibits to the Incorporated Documents.

                           (d) The Company will not file any amendment to the
Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in paragraph (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

                           (e) The Company will use its best efforts to meet the
requirements to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

                           (f) As soon after the execution and delivery of this
Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which,

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upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. If the Company and the Underwriters agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                           (g) The Company will cooperate with you and with
counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                           (h) The Company will make generally available to its
security holders a consolidated earning statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earning statement shall satisfy the provisions of Section 11(a) of the Act.

                           (i) During the period of five years hereafter, the
Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may request.

                           (j) If this Agreement shall terminate or shall be
terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                           (k) The Company will apply the net proceeds from the
sale of the Shares substantially in accordance with the description set forth in the Prospectus Supplement.

                           (l) The Company will (i) prepare and timely file with
the Commission under Rule 424(b) of the Rules and Regulations a Prospectus Supplement containing information previously omitted at the time of effectiveness of the Registration Statement and (ii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

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                           (m) Except as provided in this Agreement, the Company
will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, except the Company may, without such consent, grant options and issue shares of Common Stock in connection with (i) existing employee benefit plans of the Company, (ii) the Company's Dividend Reinvestment and Stock Purchase Plan and Employee Stock Purchase Plan, or (iii) acquisition of interests in additional properties, for a period of 30 days after the date of the Prospectus Supplement, without the prior written consent of Smith Barney Inc.

                           (n) The Company has furnished or will furnish to you
"lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors designated by you.

                           (o) Except as stated in this Agreement and in the
Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                           (p) The Company will use its best efforts to have the
shares of Common Stock which it agrees to sell under this Agreement listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

                  6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                           (a) The Company and the transactions contemplated by
this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                           (b) The Incorporated Documents heretofore filed, when
they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document,

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when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                           (c) All the outstanding shares of Common Stock of the
Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

                           (d) The Company is a corporation duly organized and
validly existing in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

                           (e) All the Company's subsidiaries and JDN
Development are listed on Schedule III hereof (collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries (except in the case of JDN Development, the outstanding voting common stock of which is owned 99% by J. Donald Nichols and 1% by the Company, and the outstanding non-voting common stock of which is owned 100% by the Company), free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

                           (f) There are no legal or governmental proceeding
pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

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                           (g) Neither the Company nor any of the Subsidiaries
is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

                           (h) Neither the issuance and sale of the Shares, the
execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, compliance with the securities or Blue Sky laws of various jurisdictions, and compliance with the listing requirements of the New York Stock Exchange, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                           (i) The accountants, Ernst & Young LLP, who have
certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                           (j) The financial statements, together with related
schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the respective entity or entities presented therein on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. Pro forma financial information included or incorporated by reference in the


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Prospectus complies in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X under the Act, with the exception of adjustment 6 in footnote 16 to the Company's financial statements for the year and as of December 31, 1994 included in the Company's Form 10-K for the year ending December 31, 1995, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information.

                           (k) The execution and delivery of, and the
performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (l) Except as disclosed in the Registration Statement
and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                           (m) (i) The Company has good and marketable title to
all of the properties and assets reflected in the financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming to the description thereof set forth in or incorporated by reference into the Registration Statement or Prospectus; (iii) neither any landlord nor any tenant of any of the Properties is in default under any of the leases pursuant to which any Property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries taken as a whole; (iv) except as set forth in Schedule IV, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the



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Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries taken as a whole; (vi) there is in effect for the assets of the Company and the Properties insurance coverages that are commercially reasonable, and the Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties.

                           (n) The Company owns 50% of the membership interests
in JEBCO/JDN LOGANVILLE CENTER L.L.C., and a membership interest representing 50% of the economic interest in River Hills, LLC; and WHF, Inc., a wholly owned subsidiary of JDN Development, owns 60% of the membership interests in Dogwood Drive, LLC, all of which limited liability companies are Georgia limited liability companies (the "LLCs"); and each of the LLCs possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in or incorporated by reference into the Prospectus, and none of the LLCs has received any notice of proceedings relating to the modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision would have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries taken as a whole; each of the LLCs has good and marketable fee simple title to all of its real property and marketable title to any improvements thereon and all other assets that are used or useful in the operation of the LLC's business.

                           (o) JDN Development has good and marketable title to
all of the properties and assets described in or incorporated by reference into the Prospectus as being owned by it, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those in favor of the Company or those described in the Prospectus or which are not material in amount.

                           (p) The Company has not distributed and, prior to the
later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the Prospectus Supplement or other materials, if any, permitted by the Act.

                           (q) The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (r) To the Company's knowledge, neither the Company
nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                           (s) The Company and the Subsidiaries have filed all
federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due (and are not being contested in good faith). Except for (i) unpaid taxes for 1993 with respect to an easement area identified as Parcel II on the A.L.T.A. title commitment (number 43-902-61- 938569) related to the Property located in Shelby County, Tennessee (the "Shelby Commitment") for which Chicago Title Insurance Company has provided affirmative insurance and (ii) any tax or assessment resulting from the exception specified in item 4 of Schedule B--Section 2 of the Shelby Commitment, all past due taxes with respect to the Properties have been paid, and the Company and the Subsidiaries have no liability, and no tax lien or other charge exists with respect to any Property. All material tax liabilities have been adequately provided for in the financial statements of the Company.

                           (t) No holder of any security of the Company has any
right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                           (u) The Company and the Subsidiaries own or possess
all patents, trademarks, trademark registrations, service marks, service marks registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any infringement by the Company or the Subsidiaries of any intellectual property right which infringement would have a material effect on the condition (financial or other), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as whole.

                           (v) Except as disclosed in or incorporated by
reference in the Prospectus, the Company has no knowledge that any Property has ever been used for the disposal, release, handling, treatment, or storage of any Hazardous Material in any quantity or form that would reasonably necessitate any responses or corrective action, including any such action under any Hazardous Material Law; the Company has no knowledge that any Property has ever been used, and neither the Company (including its predecessor, JDN Enterprises, Inc. ("Enterprises")) nor any owner of a Property in which J. Donald Nichols had or has a direct or indirect interest ("JDN Property") has used any JDN Property, in any manner other than in full compliance with all Hazardous Material Laws; none of the Company (including Enterprises), the owner of any JDN Property or, to the Company's knowledge, any owner of any other Property has ever received written or oral notice or other communication of pending or threatened claims, actions, suits, proceedings or investigations related to any Property regarding (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage, disposal, release or other handling of any Hazardous Material, (iii) the placement of structures or materials into waters of the United States, (iv) the presence of any Hazardous Material in any building or structure located on any Property, (v) the presence of any Hazardous Material related to the ownership, use, condition, or operation of any Property, or (vi) any alleged violation of any Hazardous Material Law; other than knowledge of (1) a remediation agreement (relating to a leaking underground storage tank) entered into between the State of Georgia and the owner of the Stop 'n' Go site adjacent to the QuikTrip parcel located at the Company's Lawrenceville Property, (2) a remediation agreement (relating to soil and groundwater contamination) entered into between the state of North Carolina and the owner of a tract adjoining the Company's Greenville, North Carolina Property, and (3) a limited Phase II environmental assessment recommendation that impacted soils be remediated at the Greensboro, North Carolina Property, the Company has no knowledge that any soil or water in or adjacent to any Property is contaminated by any Hazardous Material; to the Company's knowledge, there are no underground tanks or any other underground storage facilities located on any Property, and to the Company's knowledge, except as disclosed in or incorporated by reference into the Prospectus, there have never been such tanks or facilities on any Property.

                  Except as disclosed in or incorporated by reference into the Prospectus, the Company has no knowledge that any real property previously owned by the Company (including Enterprises) or by any owner of the JDN Properties (collectively, the "Previously Owned Properties") has ever been used for the disposal, release, handling, treatment or storage of any Hazardous Material in any quantity or form that would reasonably necessitate any responses or corrective action, including any such action under any Hazardous Material Law; the Company has no knowledge that any Previously Owned Property has ever been used and neither the Company (including Enterprises) nor any owner of a JDN Property has used any Previously Owned Property in any manner other than in full compliance with all Hazardous Material Laws; neither the Company (including Enterprises) nor the owner of any Previously Owned Property has ever received written notice or oral notice or other communication of pending or threatened claims, actions, suits, proceedings or investigations relating to any Previously Owned Property regarding (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage, disposal, release or other handling of any Hazardous Material, (iii) the placement of structures or materials into water of the United States, (iv) the presence of any Hazardous Material in any building or structure located on any Previously Owned Property, (v) the presence of any Hazardous Material related to the ownership, use, condition or operation of any Previously Owned Property or (vi) any alleged violation of any Hazardous Material Law; to the Company's knowledge, there were no underground tanks or any other underground storage facilities located on any Previously Owned Property during the time period prior to and including the period that any Previously Owned Property was owned by the Company (or Enterprises) or any owner of a JDN Property.

                  As used herein, "Hazardous Material" shall include, without limitation, any substance which is controlled, regulated or prohibited under any Hazardous Material Law. "Hazardous Material Law" shall mean any local, state and federal law relating to the environment and environmental conditions, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. sections 9601-9637, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. section 6901, et seq., the Federal Water Pollution

Control Act, 33 U.S.C. sections 1251 et seq., the Clean Air Act, 42 U.S.C. sections 741, et seq., the Clean Water Act, 33 U.S.C. section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. sections 2601-2629, and the Safe Drinking Water Act, 42 U.S.C.
sections 300f-300j.


                           (w) Each lease of real property by the Company as
lessor is the legal, valid and binding obligation of the lessee in accordance with the terms of such lease (except for such leases as are not material to the business of the Company and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and to the Federal Bankruptcy Code). The rents with respect to the Properties which at present are or remain due and unpaid for more than 30 days are not payable under leases such that, were no further rental payments to be received by the Company under such leases, there would be a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries taken as a whole. The Company has no reason to believe that any tenant which is responsible for aggregate annual rental payments in excess of $250,000 under all of its leases at the Properties is not financially capable of performing its obligations thereunder or intends to terminate any of its leases prior to expiration thereof. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in or incorporated by reference into the Registration Statement or Prospectus.

                           (x) The Company is organized in conformity with the
requirements for qualification as a REIT and operates in a manner that enables it to meet the requirements for qualification as a REIT under Sections 856 through 860 of the Code. The Company has elected to be taxed as a REIT under the Code.

                           (y) Neither the Company nor any Subsidiary is, nor at
the Closing Date will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

                  7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                           (b) If any action, suit or proceeding shall be
brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests without or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                           (c) Each Underwriter agrees, severally and not
jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                           (d) If the indemnification provided for in this
Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (e) The Company and the Underwriters agree that it
would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

                           (f) No indemnifying party shall, without the prior
written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                           (g) Any losses, claims, damages, liabilities or
expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of
(i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreement contained in this Section 7.

                  8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                           (a) If, at the time this Agreement is executed and
delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                           (b) Subsequent to the effective date of this
Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, materially adversely affect the market for the Shares.

                           (c) You shall have received on the Closing Date or
the Option Closing Date, as the case may be, the opinions of Waller Lansden Dortch & Davis, Morgan Lewis & Bockius LLP and Glass, McCullough, Sherrill & Harrold, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to you (and stating that they may be relied upon by your counsel) to the effect that:

                           (i) The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties, to conduct its business as described in or incorporated by reference into the Registration Statement and to enter into and perform its obligations under this Agreement; each of the Subsidiaries has been duly incorporated and is existing as a corporation under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in or incorporated by reference into the Registration Statement. The Company and each Subsidiary are duly qualified to transact business in all jurisdictions in which the failure to qualify would have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except for JDN Development (the outstanding voting common stock of which is owned 99% by J. Donald Nichols and 1% by the Company, and the outstanding non-voting common stock of which is owned 100% by the Company), are owned by the Company or a Subsidiary; and, to such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances, security interests, and claims and no options, warrants or other rights to purchase, agreement or other obligations to issue or other rights to convert any obligations into any shares of the capital stock of or ownership interests in the Subsidiaries are outstanding.

                           (ii) The Company has authorized and outstanding capital stock as of September 30, 1996 as incorporated by reference in the Prospectus from the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996, filed with the Commission; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the shares of Common Stock, including the Additional Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof. Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in or contemplated by the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                           (iii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                           (iv) The Registration Statement, the Prospectus and each amendment or supplement thereto and the Incorporated Documents comply as to form in all material respects with the requirements of the Act (or the Exchange Act, as applicable) and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, notes and schedules thereto included or incorporated by reference therein).

                           (v) The statements under the captions "Description of Capital Stock" and "Description of Common Stock" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present in all material respects the information called for with respect to such documents and matters.

                           (vi) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are accurately summarized and the summaries fairly and correctly present the information called for with respect to such contracts and documents.

                           (vii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any Subsidiary except as set forth in the Prospectus.

                           (viii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or by-laws of the Company, or any agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or any law, order, rule or regulation applicable to the Company or any Subsidiary or affecting any of the Properties of any jurisdiction, court or regulatory body or administrative agency or other governmental body having jurisdiction.

                           (ix) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (x) With respect to each LLC, Company owns the percentage of the membership interests specified in Section 6(n) hereof, and based on the certificate for such limited liability company filed in the records of the Secretary of State of Georgia, the limited liability company is a validly formed and existing limited liability company in good standing and, to such counsel's knowledge, the limited liability company has not received any notice of proceedings relating to the revocation or modification of such certificate, which, if the subject of an unfavorable ruling or decision, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the limited liability company.

                           (xi) No approval, consent, order, authorization, designation, declaration or filing is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the National Association of Securities Dealers, Inc. or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made.

                           (xii) Neither the Company nor any Subsidiary is, nor at the Closing Date will be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined under the 1940 Act, and the rules and regulations of the Commission thereunder.

                           (xiii) Based on certain customary assumptions and representations (acceptable to counsel for the Underwriter in their reasonable discretion) relating to applicable asset composition, source of income, shareholder diversification distribution, recordkeeping tests and other requirements of the Code necessary for the Company to qualify as a REIT, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code for each of the taxable years ended December 31, 1994 and December 31, 1995; the Company's current organization and method of operations will enable the Company to continue to qualify as a REIT under the Code. The discussion in the Prospectus under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Shares and, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein.

                           (d) In addition to the matters set forth above, the
opinions of Waller Lansden Dortch & Davis and Glass, McCullough, Sherrill & Harrold shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time the Company's Annual Report on Form 10-K for the year ended December 31, 1995 was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, as of its date and the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no view as to financial statements, notes, and supporting schedules and other financial and statistical information data included in or incorporated by reference into or omitted from the Registration Statement, the Prospectus, or the Prospectus Supplement. With respect to such statement, Waller Lansden Dortch & Davis and Glass, McCullough, Sherrill & Harrold may state that their belief is based upon the procedures set forth therein, but is without independent check and verification and that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

                           (e) The Underwriters shall have received from Hogan &
Hartson L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (iii) and (iv) (excluding documents incorporated by reference) of Paragraph (c) of this Section 8, and that this Agreement has been duly authorized, executed and delivered by the Company, the Company was incorporated and is existing and in good standing under the laws of the State of Maryland and that the Shares have been duly authorized and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable. In rendering such opinion, Hogan & Hartson L.L.P. may rely as to all matters governed other than by the laws of the District of Columbia and federal laws on the opinions of counsel referred to in paragraph
(c) of this Section 8. In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement, at the time the Company's Annual Report of Form 10-K for the year ended December 31, 1995 was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, as of its date and the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in making the foregoing statement, such counsel need express no view as to the financial statements, notes and supporting schedules and other financial and statistical information and data included in or incorporated by reference into or omitted from the Registration Statement, the Prospectus, or the Prospectus Supplement. With respect to such statement, Hogan & Hartson L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                           (f) You shall have received letters addressed to you
and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                           (g) (i) No stop order suspending the effectiveness of
the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company shall be contemplated, by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

                           (h) The Company shall not have failed at or prior to
the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                           (i) Prior to the Closing Date the Shares shall have
been listed, subject to notice of issuance, on the New York Stock Exchange.

                           (j) The Company shall have furnished or caused to be
furnished to you such further certificates and documents as you shall have requested.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

                  Any certificate or document signed by any officer of the Company and delivered to you, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as the statements made therein.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certification, opinions and letters referred to in paragraphs (c) through (g) shall be dated the Option Closing Date in question and the opinions and statements called for by paragraph (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

                  9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares;
(iv) the printing (or reproduction and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

                  10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, by notifying the Company.

                  If either Underwriter shall fail or refuse to purchase Shares which it is obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter is obligated but fails or refuses to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, the non-defaulting Underwriter shall be obligated to purchase the Shares which such defaulting Underwriter is obligated, but fails or refuses, to purchase. If any Underwriter shall fail or refuse to purchase Shares which it is obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by the non-defaulting Underwriter or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

                  Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                  11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Georgia shall have been declared by either federal or state authorities, or
(iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                  12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover, and the statements in the first and third paragraphs under the caption "Underwriting" in the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 6(a) and Section 7.

                  13. Miscellaneous. Except as otherwise provided in Section 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 3340 Peachtree Road, Suite 1530, Atlanta, Georgia, Attention:
J. Donald Nichols, Chairman; or (ii) if to you, care of Smith Barney Inc.,
388 Greenwich Street, New York, New York 10013, Attention: James C. Cowles, Managing Director.

                  This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

                  14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                              Very truly yours,



                                              JDN REALTY CORPORATION

                                              By:   /s/ J. Donald Nichols
                                                 ----------------------------
                                                   Chairman of the Board



Confirmed as of the date first above mentioned.

SMITH BARNEY INC.
THE ROBINSON-HUMPHREY COMPANY, INC.

By:  SMITH BARNEY INC.

     By:  /s/ James C. Cowles
         -------------------------
              Managing Director

                                   SCHEDULE I

                             JDN REALTY CORPORATION

                                                                    Number of
Underwriter                                                        Firm Shares
-----------                                                        -----------
Smith Barney Inc...............................................     1,330,000
The Robinson-Humphrey Company, Inc.............................       570,000


                                         Total.................     1,900,000

                                  SCHEDULE II

                                  "PROPERTIES"

I.       47 SHOPPING CENTER PROPERTIES OWNED AND OPERATING:

Owned by JDN Structured Finance 1, Inc.:

         Property Location
         -----------------
1.       Opelika, AL Phase I (Phase II owned by JDN Realty Corporation)
2.       Fort Walton, FL
3.       Tallahassee, FL
4.       Cartersville, GA (Felton's Crossing)
5.       Fayetteville, GA
6.       Lawrenceville, GA (Five Forks Village)
7.       Griffin, GA
8.       Lawrenceville, GA (Town Center)
9.       Lilburn, GA
10.      Riverdale, GA
11.      Union City, GA
12.      Hendersonville, NC
13.      Rockingham, NC
14.      Wallace, NC
15.      Wilmington, NC
16.      Charleston, SC
17.      Chattanooga, TN
18.      Farragut, TN
19.      Memphis, TN
20.      Lexington, VA

Owned by JDN Realty Corporation:

         Property Location:
         ------------------
1.       Gadsden, AL
2.       Canton, GA
3.       Cartersville, GA (Bartow Marketplace)
4.       Eastman, GA
5.       Fort Oglethorpe, GA
6.       Lafayette, GA
7.       Lagrange, GA
8.       Madison, GA
9.       Newnan, GA
10.      Stockbridge, GA
11.      Woodstock, GA
12.      Greenville, NC
13.      Cheraw, SC

14.      Lake City, SC
15.      Sumter, SC
16.      Columbia, TN
17.      Franklin, TN
18.      Goodlettsville, TN
19.      Murfreesboro, TN
20.      Tullahoma, TN
21.      Burlington, OH
22.      Richmond, KY
23. Loganville, GA (owned 50% through JEBCO/JDN Loganville Center LLC) (see IV below)
24.      Asheville, NC (owned 50% through River Hills L.L.C.)
         (see IV below)

OWNED BY JDN DEVELOPMENT COMPANY, INC.

1.       Canton, GA
2.       Steubenville, OH
3. Conyers, GA (owned 60% through WHF, Inc. through Dogwood Drive, L.L.C.) (see IV below)

II.      37 OUTPARCELS OWNED:

Owned by JDN Realty Corporation:

     Property Location:
     ------------------
1.       Charleston, SC
2.       Lexington, VA
3.       Lexington, VA
4.       Lexington, VA
5.       Lexington, VA
6.       Hickory, NC
7.       Rockingham, NC
8.       Rockingham, NC
9.       Wallace, NC
10.      Wilmington, NC
11.      Wilmington, NC
12.      Lawrenceville, GA (Town Center)
13.      Lawrenceville, GA (Town Center)
14.      Gadsden, AL
15.      Eastman, GA
16.      Eastman, GA
17.      Eastman, GA
18.      Eastman, GA
19.      Eastman, GA

20.      Lafayette, GA
21.      Lafayette, GA
22.      Lafayette, GA
23.      Lafayette, GA
24.      Madison, GA

Owned by JDN Structured Finance 1, Inc.:

     Property Location:
     ------------------
1.       Fayetteville, GA

Owned by JDN Development Company:

     Property Location:
     ------------------
1.       Lithonia, GA (Turner Hill)
2.       Newnan, GA
3.       Greenville, NC
4.       Greenville, NC
5.       Greenville, NC
6.       Canton, GA
7.       Canton, GA
8.       Steubenville, OH
9.       Loganville, GA (owned through JEBCO/JDN Loganville Outparcel LLC)
10.      Loganville, GA (owned through JEBCO/JDN Loganville Outparcel LLC)
11.      Conyers, GA (owned through Dogwood Drive, L.L.C.)
12.      Conyers, GA (owned through Dogwood Drive, L.L.C.)

III.     DEVELOPMENT PROJECTS:

     PROPERTY LOCATION                               CURRENT OWNER
     -----------------                               -------------
A.       DEVELOPMENT PROJECTS:

1.       Canton, GA                                  JDN Development

2.       Greenville, NC                              (a) JDN Realty - shopping center tract
                                                     (b) JDN Development - outparcels

3.       Steubenville, OH                            JDN Development

4.       Cumming, GA                                 JDN Development

5.       Warner Robins, GA                           (a) JDN Development - Lowe's
                                                     (b) JDN Realty - Shops

6.       Monaca, PA                                  (a) JDN Development - Lowe's


                                                     (b) JDN Development - Shops

7.       Winston-Salem, NC                           JDN Development

8.       Greensboro, NC                              (a) JDN Realty - shopping center tract
                                                     (b) JDN Development - outparcel

B.       POTENTIAL DEVELOPMENT PROJECTS:

1.       Cobb County, GA                             (a) JDN Realty - shopping center tract
                                                     (b) JDN Development - outparcels

IV.      OTHERS (DIRECT OR INDIRECT INVESTMENTS IN ENTITIES OWNING
         REAL ESTATE)

         PROPERTY LOCATION                       CURRENT OWNER
         -----------------                       -------------
1.       Loganville, GA                          (a) JEBCO/JDN Loganville Center LLC -
                                                 shopping center tract (JDN Realty owns 50%)
                                                 (b) JEBCO/JDN Loganville Outparcel LLC -
                                                 outparcels (JDN Development owns 50%)

2.       Conyers, GA                             Dogwood Drive, L.L.C. (WHF, Inc. owns 60%)

3.       Asheville, NC                           River Hills L.L.C. (JDN Realty holds 50% of
                                                 economic interest and 20% of governance rights)

4.       Opelika, AL                             Pepperell Corners, L.P. (JDN of Alabama
                                                 Realty Corporation owns a 10.84% LP and a
                                                 1.00% GP interest)



                                  SCHEDULE III

                                 (SECTION 6(E))

                     SUBSIDIARIES OF JDN REALTY CORPORATION


                                                     JDN Realty Corporation
Name of Subsidiary                                   Capital Stock Ownership
------------------                                   -----------------------
JDN Structured Finance 1, Inc.                                100%

JDN of Pennsylvania Realty Corporation                        100%

JDN Development Company, Inc.*                             1% Voting, 100%
                                                           Non-Voting







--------------------
     *JDN Development Company, Inc. has the following corporate subsidiaries:



                                                 JDN Development Company, Inc.
     Name of Subsidiary                              Capital Stock Ownership
     ------------------                          -----------------------------
     JDN of Alabama Realty Corporation                        100%

     WHF, Inc.                                                100%

     JDN Beaver Valley Development Company, Inc.              100%

                                  SCHEDULE IV
                                (Section 6m(iv))

1. American Hospitality Corporation as tenant under the Ground Lease Agreement, dated April, 1986, between Taco Bell Corp. and Cherokee Investors, Ltd., as assigned and amended from time to time (the "Taco Bell Lease") which has the right under the Taco Bell Lease to purchase the property that is demised by the Taco Bell Lease (the "Demised Premises") within the Property known as the Tullahoma Shopping Center for the "mutually agreeable price" if the Demised Premises are "purchased by the landlord."

2.       The parties to the Operating Agreement for JEBCO/JDN LOGANVILLE CENTER
         L.L.C.

3.       The parties to the Operating Agreement for Dogwood Drive LLC.